Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

Dated January 24, 2022
(1) Shanghai Universal Information Technology Consulting Co., Ltd. (2) Roger Chen
EMPLOYMENT CONTRACT

Shanghai Universal Information Technology Consulting Co., Ltd./Roger Chen
Employment Contract

This EMPLOYMENT CONTRACT (this “Contract”) is dated January 24, 2022 and is made in Shanghai, the PRC by and between:
(1)Shanghai Universal Information Technology Consulting Co., Ltd., having its registered address at Room 402, 4/F, Building 2, 55 Feila Road, China (Shanghai) Pilot Free Trade Zone, the People’s Republic of China, and with Nicholas Anthony Daddario as its legal representative (“Company”); and

(2)Roger Chen (hereinafter referred to as the “Employee”) whose detailed personal information is as follows:

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In this Contract, the Company and the Employee shall each be referred to as a “Party” or collectively referred to as the “Parties”.

NOW IT IS HEREBY AGREED as follows:

1.DEFINITIONS
Unless the context otherwise requires, defined terms used in this Contract, which can be identified by the capitalization of the first letter of each principal word shall have the meaning given to them in Schedule 1.

2.APPOINTMENT
2.1The Company agrees to employ the Employee and the Employee agrees to work for the Company on the following terms and conditions.

2.2During the term of this Contract as set out in the Particulars (the “Term”), the Employee shall be engaged on a full-time basis to perform the job description set out in the Particulars.

2.3The Company may, according to the needs of the business and the performance of the Employee, reasonably adjust the position and/or job duties of the Employee at its sole discretion.

2.4The Company will provide the Employee with work conditions, labour protection, and protection against occupational hazards that conform to PRC laws and regulations.

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3.TERM OF THE EMPLOYMENT
The Employee shall, subject to Clause 16, be engaged for the Term which shall commence on the commencement date set out in the Particulars (hereinafter referred to as the “Commencement Date”). The Term may be extended by mutual agreement of the Parties in writing.

4.PLACE OF WORK
4.1The Employee’s usual place of work is the location set out in the Particulars.

4.2The Employee fully understands the specificity of his/her position (including the possibility of cross-regional change of place of work) and has sufficiently assessed the impact of the potential change of his/her current place of work on his/her job and family life. The Employee agrees that the Company may require the Employee to work at any place within the PRC on either a temporary or an indefinite basis due to business needs, and the Employee may be required to travel from time to time and undertake his/her duties both within and outside the PRC. In either instance, the Employee will be given reasonable notice of any temporary or permanent change in his/her place of work.

5.WORKING HOURS
5.1Without prejudice to Clause 5.2 and 5.3, the Employee is subject to standard working hour system and the Employee's normal work hours are eight (8) hours each calendar day (excluding meal break) and will not exceed forty (40) hours each week.

5.2According to the needs of the business, the Company may, after consultations with the Employee, change the work schedule of the Employee or, in accordance with applicable regulations, require by written notice that the Employee work overtime.

5.3If the Employee’s position becomes subject to the flexible working hours system or compensative calculation working hours system as a matter of law or upon approval from the local authority, the Employee hereby acknowledges and agrees to be subject to the applicable special working hours system automatically.

6.GENERAL RESPONSIBILITIES

6.1During the Employment, the Employee shall not directly or indirectly, carry on or be engaged or interested in any capacity (whether as shareholder, partner, employee, agent, consultant, contractor or otherwise, and whether on a full time or part time or ad hoc basis, and whether for remuneration or not, and whether for the Employee or on behalf of any other person) in any other business, trade or occupation whatsoever.

6.2During the Employment, the Employee shall:

6.2.1devote the whole of his time, skills and attention to his duties;

6.2.2perform such duties and exercise such powers consistent with his position as may from time to time be assigned to or vested in him faithfully, diligently, in good faith and in compliance with applicable laws;

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6.2.3at all times act in the way he considers in good faith, most likely to promote the success of the Company;

6.2.4perform his services in a professional and competent manner and in cooperation with others;

6.2.5where applicable, keep the company chop, financial chop and other official chops of the Company in safe custody in the official premises of the Company and use the aforesaid chops strictly in accordance with the Policies;

6.2.6comply with the Employee Handbook and Policies and any code, practice, rules or regulations of any association or professional body to which the Company and/or the Employee belong from time to time;

6.2.7keep strictly confidential any Confidential Information or any sensitive, strategic, commercial and technical information in accordance with Clause 12; and

6.2.8without prior written consent/authorization of the Company, not conduct any activities that are harmful to the Company’s business nor enter into any binding commitments on behalf of the Company.

7.REMUNERATION
7.1During the Term, the Company shall pay to the Employee a basic salary calculated on the annualized rate set out in the Particulars (which excludes the value of any benefits referred to in this Contract) (the “Basic Salary”). The Basic Salary will be payable in equal monthly instalments in the amount specified in the Particulars in arrears on or around the last working day of each relevant calendar month and pro-rated where required.

7.2The Employee specifically acknowledges and agrees that the Basic Salary is inclusive of any and all reward, award, remuneration, or other compensation that the Employee may be entitled to as a result of any conception, creation, development, derivation or other exploitation of any Intellectual Property Rights of the Company and/or its Affiliates under any applicable law.

7.3The Company may, in its sole discretion, determine whether the Employee is entitled to a bonus (pursuant to the Company’s MBO bonus plan) in respect of each complete financial year of the Company (which runs from 1 January to 31 December). The target amount of the annual discretionary bonus is 80% of the Employee’s Basic Salary earned during the plan year. To be eligible to receive an MBO payment, the Employee must not have, at the relevant payment date of the MBO payment, received or submitted any notice of termination of the Employment. The Company may withdraw, suspend or amend any bonus plan from time to time in its absolute discretion.

7.4The Company shall reimburse the Employee in respect of all expenses reasonably incurred in the proper performance of his duties hereunder and approved by his/her supervisor subject to the Employee providing such valid receipts or other evidence as the Company may require and subject to the Company's expenses rules and policies in place from time to time.

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7.5Subject to local laws, the Employee agrees that the Company may deduct any sums owed by the Employee to the Company from any sums owed to the Employee by the Company including, but not limited to, any overpayments, loans or advances made to the Employee, any monies owed on a corporate credit card, any costs incurred due to excessive mobile phone use where it is deemed to be personal rather than business-related or any unauthorized or non-business related expenses.

8.HOLIDAY ENTITLEMENT
8.1In each calendar year, in addition to Saturdays, Sundays (or if the Employee is required to work on Saturdays and/or Sundays, his designated day(s) off) and PRC public holidays, the Employee shall be entitled to the number of working days' paid annual leave (including statutory annual leave) set forth in the Particulars, in accordance with applicable regulations, the Employee Handbook and Policies. The Employee agrees that the Company may make overall arrangement for the Employee to take paid annual leave on certain days.

8.2In the calendar year in which the Employment commences or terminates, the Employee's entitlement to holiday shall accrue on a pro rata basis for each complete calendar month of service during the relevant year.

8.3The taken annual vacation firstly settles the statutory entitlement (the “Statutory Annual Leave”). Where applicable, any leave granted in addition to that Statutory Annual Leave is referred to as additional annual leave entitlement (the “Additional Annual Leave”). The Employee will endeavor to take both Statutory Annual Leave and Additional Annual Leave within the same year that it accrues and if this is not possible, any untaken Statutory Annual Leave may be carried forward to the next calendar year subject to the supervising manager’s prior approval in writing. However, failure by the Employee to take Additional Annual Leave in the appropriate calendar year will lead to forfeiture of any accrued Additional Annual Leave not taken, without any right to payment in lieu thereof.

8.4The Employee shall be entitled to leave for illness, marriage, maternity, death of a family member and other statutory leave in accordance with PRC law, the Employee Handbook and Policies.

8.5The Parties specifically agree that, based on the principle of good faith, if the Employee needs to take sick leave, he should go through the application formalities in writing and obtain written approval from the Company. If such formalities fail to be fulfilled due to hospitalization under urgent circumstances, the Employee shall within one (1) day entrust his family to, or by email or short message., go through the sick leave application formalities based on relevant medical evidence. The Employee agrees that, for sick leave (including approved sick leave) which the Company suspects to be untrue, he may be requested by the Company to re-examine his state of illness at a designated hospital, at the cost of the Company, and that a member of Company staff may accompany him to conduct such re-examination. The Employee agrees that the conclusion of re-examination shall be used as the basis for sick leave. The Employee acknowledges that, any leave taken by him without the application formalities and the Company’s approval or if he fails to cooperate in relation to a re-examination as requested by the Company will be deemed as absenteeism, and the Company is entitled to take disciplinary action according to law.
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The Company shall pay the sick leave pay in accordance with the standard as set out in the applicable state and local laws and regulations.

9.TAX
9.1The Basic Salary and any other sums payable to, or advantages granted to the Employee under this Contract are before tax. The Employee shall be solely responsible for the payment of any individual income tax and any other tax due.

9.2The Company shall withhold on behalf of the Employee all individual income tax in accordance with PRC law and the remuneration or sums to be paid to the Employee under this Contract shall be reduced by the amount the Company withholds.

10.NON-COMPETITION OBLIGATIONS

10.1During the Term, the Employee may neither directly or indirectly participate in any business competitive with the business of the Company or any of its Affiliates.

10.2For a period of one (1) year following the expiration or termination of the Employment with the Company (the “Post-Contract Period”), the Employee may not, within the Region of PRC and any other countries and regions (including North America, Singapore, Europe and/or the Asia Pacific region) where the Company or any of its Affiliates currently run business, either by himself, through his employees or agents or otherwise howsoever and whether on his own behalf or on behalf of any other person, firm, company or other organization, directly or indirectly, invest in, be employed, engaged or involved in, or provide advice to any Competitors (as defined below) or any other business that is wholly or partly in competition with any business of the Company or its Affiliates.

For the purpose of Clause 10.2, a Competitor means any company or individual engaging in business activities or offering products or services which are the same, similar or comparable to those of the Company or any of its Affiliates.

10.3In consideration of the Employee complying with the obligation as stipulated in Clause 10.2 and provided that the Employee has fully performed the obligation of providing certificates under Clause 10.4, during the Post-Contract Period, the Company shall pay a monthly compensation amounting to 50% of the Employee’s monthly Basic Salary averaged over the 12 months prior to the expiration or termination (the “Non-Compete Compensation”). For avoidance of any doubt, any rejection to payment of Non-Compete Compensation by the Company due to the Employee’s failure to perform the obligation under Clause 10.4 does not release the Employee from his/her obligation under Clause 10.2.

10.4During the Post-Contract Period, the Employee shall upon reasonable request provide the Company with evidence of compliance with the non-compete obligations hereunder.

10.5The Company may unilaterally exempt the Employee from the obligations under Clause 10.2 by giving the Employee a written notice. In case of such exemption, the Company is not obliged to pay any monthly Non-Compete Compensation to the Employee for any remaining Post-Contract Period.

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10.6If the Employee breaches any obligation under Clause 10.2, the Company will cease to pay any Non-Compete Compensation. The Employee acknowledges and agrees that any breach of Clause 10.2 hereunder by him/her will cause material and unmeasurable damage to the Company and if such breach does occur, the Employee shall:

10.6.1refund the Non-Compete Compensation paid by the Company to the Employee according to Clause 10.3 hereunder to the Company; and

10.6.2pay a lump sum liquidated damage to the Company, which shall be five (5) times the total amount of salary during 12 months period prior to termination or expiration of this Contract, or the actual damages so caused to the Company, whichever is higher.

10.7Without prejudice to Clause 10.6 above, the Company may take further legal action to protect its own rights and interests, including but not limited to request the Employee to continue to perform his/her obligation under Clauses 10.2 and 10.4 for the remaining Post-Contract Period.

11.NON-SOLICITATION OBLIGATIONS
11.1During the Term and for a period of one year after the termination of this Contract, the Employee will not without the prior written consent of the Company, directly or indirectly, on his own behalf or on the behalf of other persons (including but not limited to his close relatives, friends or associated parties), companies, business entities or organizations, regardless if in the capacity of employee, shareholder, director, consultant, partner, contractor, lessor, licensor or licensee and otherwise:

11.1.1have any business dealings with or solicit custom and/or business from or canvas any Customer or Prospective Customer in respect of Restricted Services; or

11.1.2solicit or induce or endeavour to solicit or induce any person who was a Restricted Employee to cease working for or providing services to the Company or any of its Affiliates in order to become employed in a business which supplies Restricted Services.

11.2While the covenants in Clauses 11 and 10 are considered by the Company and the Employee to be reasonable in all the circumstances, if one or more should be held invalid as an unreasonable restraint of trade or for any other reason whatsoever but would have been held valid if part of the wording thereof had been deleted or the period thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said covenants shall apply with such modifications as may be necessary to make them valid and effective.

12.CONFIDENTIAL INFORMATION AND COMPANY DOCUMENTS
12.1The Employee recognizes that, whilst performing the duties hereunder for the Company, the Employee will have access to and come into contact with Confidential Information of the Company and/or any of its Affiliates and will obtain personal knowledge of and influence over its and/or their customers, suppliers and/or employees.

12.2During the Employment (except in the proper performance of the duties) and at any time (without limit) after the termination of the Employment, the Employee shall not directly or indirectly:
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12.2.1divulge or communicate Confidential Information to any person, company, business entity or other organization;

12.2.2use Confidential Information for his own purposes or for any purposes other than those of the Company or any of its Affiliates; or

12.2.3through any failure to exercise due care and diligence, cause any unauthorized disclosure of any trade secrets or Confidential Information relating to the Company or any of its Affiliates.

The provisions of this Clause 12.2 apply excepting where the Confidential Information has become available to the public generally otherwise than through the default of the Employee and to any use or disclosure authorized by the board of directors of the Company or required by law.

12.3All Confidential Information, notes, memoranda, records, lists of customers and suppliers and employees, correspondence, documents, computer files and other discs and tapes containing information, data listings, codes, designs and drawings and other documents and material whatsoever (whether made or created by the Employee or otherwise) relating to the business of the Company or any of its Affiliates (and any copies of the same) shall:

12.3.1be and remain the exclusive property of the Company or the relevant Affiliate of the Company;

12.3.2not be taken or kept by the Employee except for the sole purpose of performing his duties under this Contract; and

12.3.3be handed over by the Employee to the Company or to the relevant Affiliate of the Company on demand and in any event on the termination of the Employment.

13.INVENTION-CREATIONS
13.1Any and all rights, titles, interests and benefits in and to any and all Intellectual Property Rights: (i) conceived, created, developed, acquired or derived by the Employee in connection with the Employment during the Term, (ii) conceived, created, developed, acquired or derived by the Employee during the Term using any data, knowledge, material and/or other resources belonging to the Company and/or its Affiliates, including but not limited to any rights, titles, interests or benefits in and to any Invention-Creations owned by or licensed to the Company and/or its Affiliates, and (iii) in and to any Invention-Creations conceived, created, developed, acquired or derived by the Employee within one year following the expiry or termination of the Term relating to the Employee’s job role undertaken by the Employee in the Company, shall be owned by, vest in, and become the sole and exclusive property of the Company.

13.2With respect to any Invention-Creations referred to under Clause 13.1 that the Employee may conceive, create, develop, acquire or derive solely or jointly with others, whether at any of the Company's premises or elsewhere, the Employee will:

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13.2.1promptly disclose and describe with reasonable details any and all such Invention-Creations in writing to the Company;

13.2.2assign his entire rights, titles, interests and benefits in any and all Intellectual Property Rights in any and all such Invention-Creations, including without limitation any applications for patents, trademarks, copyrights, industrial designs and any other form of Intellectual Property Rights protection to the Company. If (notwithstanding the foregoing) any right, title, interest or benefit in or to any Intellectual Property Rights relating to such Invention-Creations is unassignable, and becomes / remains vested in the Employee by operation of any applicable law or otherwise, the Employee acknowledges, agrees and assures not to exercise that right, title, interest or benefit to the maximum extent possible under said applicable law, including without limitation waiving and not asserting any and all of his moral and other neighbouring rights with respect to such Inventions-Creations; and

13.2.3perform all acts deemed necessary or desirable by the Company to permit and assist the Company, at the Company's expense, to draft, prepare, apply, register, obtain, record, maintain, defend and enforce any and all Intellectual Property Rights, including without limitation patents, trademarks, copyrights, industrial designs, and other Intellectual Property Rights resulting from any and all such Invention-Creations, on a world-wide basis.

13.3With respect to any Intellectual Property Rights and/or Invention-Creations referred to under Clauses 13.1 and 13.2, the Employee will

13.3.1 not do or permit to be done nor omit to do any act or thing which would or might invalidate or otherwise jeopardise any Intellectual Property Rights and/or Invention-Creations or which might prejudice or otherwise encumber the right, title, interest or benefit in and to any Intellectual Property Rights or Invention-Creations of the Company; and

13.3.2 not represent in any manner that he has acquired any ownership, proprietary or equitable right, interest or benefit in and to any of the Company’s Intellectual Property Rights and/or Invention-Creations, including without limitation any and all Intellectual Property Rights and/or Invention-Creations, Confidential Information or trade secrets conceived, created, developed, acquired or derived or otherwise arising out of the performance of his/her obligations under this Contract.

13.4The Employee warrants that:

13.4.1the Employee will only make use of third-party materials with the necessary permission and will not infringe the Intellectual Property Rights of any third party in performing his/her obligations under this Contract; and

13.4.2the Employee has not given and will not give permission to any third party to use any of the Company’s Intellectual Property Rights and/or Invention-Creations in absence of prior express written approval of the relevant owner of such Intellectual Property Rights and/or Invention-Creations.

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13.5The obligations set forth in this Clause 13 shall continue to be binding on the Employee after termination of this Contract and shall also be binding on his assigns, heirs, executors, and other representatives.

14.DATA PROTECTION
14.1The Employee agrees to act in accordance with applicable data protection laws at all times during the Term of this Contract and to comply with the Company’s Data Protection Policy (if any, as amended from time to time) and any other policies introduced by the Company in order to comply with data protection laws.

14.2The Employee consents to the Company and any of its Affiliates processing data relating to the Employee for legal, business, administrative and management purposes and in particular to the processing of any sensitive personal data relating to the Employee, including but not limited personal identity certificate, bank account, salary.

14.3The Company may make such personal data available to any of its Affiliates, those who provide products or services to the Company or any of its Affiliates (such as advisers and payroll administrators), regulatory authorities, potential purchasers of the Company, and as may be required by law.

14.4The Employee consents to the transfer of such personal data to any of the Company’s Affiliates and the Company's or any of its Affiliates’ business contacts outside of PRC in order to further its or their business interests.

14.5The Employee shall comply with the relevant data protection obligations under PRC law when handling personal data in the course of employment including personal data relating to any employee, customer, client, supplier or agent of the Company or any of its Affiliates.

15.TERMINATION

15.1This Contract shall terminate automatically upon the expiry of the Term unless renewed by both Parties.

15.2This Contract may be terminated in writing upon the mutual agreement in writing of the Employee and the Company.

15.3Notwithstanding the other provisions of this Contract, the Company may at any time and without cause terminate this Contract upon three (3) months’ written notice or payment of three (3) months’ salary in lieu of such notice to the Employee.

15.4The Employment shall be subject to termination without notice and without severance by the Company if:

15.4.1the Employee has seriously violated the labour discipline, the Policies or Employee Handbook;

15.4.2the Employee has fraudulently entered into or amended this Contract;

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15.4.3the Employee has simultaneously entered into employment with another employer, which materially affects the completion of his tasks with the Company, or the Employee refuses to rectify upon the Company’s request;

15.4.4the Employee has committed an act of Serious Dereliction of Duty or graft which causes serious loss to the Company; or

15.4.5the Employee is subject to legal proceedings in relation to a criminal offence.

If the Company becomes entitled to terminate the Employment pursuant to this Clause 15.4, or whilst the Company or any external body investigates any allegation which would or may entitle the Company to terminate the Employment pursuant to this Clause 15.4 it shall be entitled (without prejudice to its right subsequently to terminate such appointment on the same or any other ground) to suspend the Employee either on full pay or without payment of salary for so long as it may think fit. During the period of any suspension the Employee will continue to be bound by the provisions of this Contract and must continue at all times to conduct himself with good faith towards the Company.

15.5Termination by the Company with Notice
15.5.1The Employment shall be subject to termination by the Company with thirty (30) calendar days’ prior notice in writing if:

(a)the Employee shall have been incapacitated on account of ill health or accident due to reasons not related to his/her Employment, and after the expiration of the medical period prescribed by law, he is not able to perform his duties under this Contract and the duties of any other position assigned to him/her by the Company;

(b)the Employee is not competent for the duties under this Contract and remains not qualified even after training or adjustments of the Employee’s positions; or

(c)major changes have taken place in the objective conditions serving as the basis of this Contract at the time of signing that prevent this Contract from being performed, and no agreements on the amendments to this Contract can be reached through negotiation between the Company and the Employee.

15.5.2The Company reserves the right in its absolute discretion to give the Employee pay in lieu of the notice of termination. For this purpose, except for otherwise required by local regulations, the Employee agrees that pay in lieu will consist of the Basic Salary excluding benefits for the relevant period of notice and will exclude any bonus and any other emolument referable to the Employment.

15.5.3During any period of notice of termination or part thereof (whether given by the Company or the Employee), the Company shall be under no obligation to assign any duties to the Employee and shall be entitled to exclude him from its premises and to direct that the Employee refrains from contacting any customers, clients, suppliers, agents, professional advisers or employees of the Company or any of its Affiliates and refrains from accessing the Company’s computers or other data or similar systems of the Company or any of its Affiliates (whether directly or indirectly), provided that this shall not affect the Employee's entitlement to receive his normal salary and other contractual benefits (excluding bonus).
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15.5.4During the notice period the Employee shall continue to be bound by the same obligations to the Company as were owed prior to the commencement of the period including for the avoidance of doubt the duty of good faith and fidelity.

The Employee agrees that during any period of notice of termination whether given by the Company or by the Employee, he will give such assistance in effecting an orderly and comprehensive handover as the Company may require.

15.6The Employee may resign from the Company by providing the Company with three (3) months’ prior written notice.

15.7On the termination of the Employment (howsoever arising) or on either the Company or the Employee having served notice of such termination, the Employee shall:

15.7.1Where appropriate and at the request of the Company, resign from all offices held by the Employee in the Company, including without limitation director, chairman of the board, general manager and legal representative of the Company (where applicable); and

15.7.2forthwith deliver to the Company all Confidential Information and all materials within the scope of Clause 13 including any copies of any such materials, and all property of or relating to the business of the Company or any of its Affiliates which may be in the Employee's possession or under the Employee's power or control, including without limitation, company seals of the Company, credit cards, keys, security passes, identity badges, computer disks, software and computer programs, mobile telephones, laptop computers, documents and copies (including electronic versions and copies in whatever medium held).

16.APPLICABLE LAW AND SETTLEMENT OF DISPUTES

16.1This Contract shall be governed by and construed in accordance with the laws and regulations of PRC.

16.2Any disputes under this Contract shall be settled in accordance with PRC labour laws and regulations.

17.MISCELLANEOUS
17.1In particular, the following schedules shall constitute an integral part of this Contract and shall have the same legal effect as this Contract:

Schedule 1: Definitions

Schedule 2: Particulars

17.2This Contract and all documents referred to in it constitute the entire agreement between the Parties with respect to the subject matter of this Contract and supersede all prior discussions, negotiations and agreements between them relating to such subject matter.
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Any change of or amendment or supplement to this Contract must be set out in writing and signed by each of the Parties.

17.3The Employee agrees and confirms that his postal address set forth on the first page of this Contract is the valid address which could be used by the Company to contact the Employee. In case of any change of such address, the Employee shall notify the Company immediately in writing, failing which, all legal consequences arising of thereby shall be solely borne by the Employee.

17.4If the terms of this Contract conflict with the existing laws and regulations of PRC, the laws and regulations of PRC prevail. The national or applicable local regulations of the place of performance of this Contract (i.e. the place of work as set out in the Schedule 2 of this Contract) apply to those issues which are not covered by this Contract or the Company’s internal rules and regulations.

17.5If there are any conflicts between regulations in this Contract and the internal rules and regulations of the Company, the individual agreement in this Contract prevails.

17.6The invalidity of any provision of this Contract shall not affect the validity of any other provisions of this Contract. In such circumstances the Parties shall use their reasonable endeavours to negotiate in good faith a valid and enforceable provision in substitution for the invalid provision, which shall reflect the legal and economic substance of the invalid or unenforceable provision as closely as possible.

17.7This Contract shall be executed in two (2) originals signed by both Parties. Each Party shall hold one signed original. The Chinese version and the English version shall have equal legal binding on the Parties hereto. In case of any discrepancies, the Chinese version shall prevail.

[Intentionally left blank — signature page to follow]

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SIGNED by the Parties on the date first above written.

By	The Company/公司	By	The Employee
Name	Shanghai Universal Information Technology Consulting Co., Ltd.	Name	CHEN, Roger
Company Seal:		Signature:	/s/ Chen, Roger __________________

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SCHEDULE 1
DEFINITIONS
“Affiliate” means any person that directly or indirectly controls such person or is directly or indirectly controlled by such person, or any person that is under direct or indirect common control with such person.

“Confidential Information” means information in whatever form (including, without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) relating to the business, clients, customers, products, affairs and finances of the Company or any of its Affiliates for the time being confidential to the Company or any of its Affiliates and trade secrets including, without limitation, technical data and know-how relating to the business of the Company or any of its Affiliates or any of their suppliers, clients, customers, agents, distributors, shareholders or management, that the Employee creates, develops, receives or obtains in connection with the Employment, whether or not such information is marked confidential.

"Customer" means any person to which the Company or any of its Affiliates supplied Restricted Services during the Employment and with which, during the Employment, either the Employee, or any employee under the direct or indirect supervision of the Employee, had dealings or material knowledge.

“Employee Handbook” means the handbook stipulating employee policies and procedures of the Company (as amended from time to time) and if for the time being there is no such handbook, then such employee policies and procedures of the Company as notified to the Employee from time to time.

“Intellectual Property Rights” means all intellectual and industrial property of any kind whatsoever including copyrights (whether in drawings, plans, specifications, designs, computer software, source codes or otherwise), patents, utility models, registered and unregistered trademarks, get up or logos, trade names, service marks, business names (including without limitation internet domain names and other forms of digital or virtual identifiers such as moniker or social media), registered designs, computer aided designs, unregistered design rights, database rights, topography rights, rights in undisclosed or Confidential Information (including know-how, trade secrets, discoveries, processes, inventions, creations, and invention-creations (whether patentable or not)), product technology, buyer guides, marketing materials, supplementary protection certificates, rights to seek registered protection, take enforcement actions (including injunctions) against passing off or unfair competition, and all other Intellectual Property or similar proprietary rights of whatever nature (whether registered, registrable or not and including applications to register or rights to apply for registration) which may now or in the future subsist anywhere in the world and together with all renewals, extensions, continuations, divisions, reissues, re-examinations and substitutions.

“Invention-Creations” means any inventions, creations, invention-creations (patentable or not), product design, marketing / branding initiatives, copyrighted works, discoveries, proprietary know-how, processes, innovations, improvements, concepts, ideas, or their expression, including developments in computer programs, whether or not reduced to practice within the scope of any fields related to the Company's business activities.

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Employment Contract

“Particulars” means the details of Employment of the Employee by the Company set out in Schedule 2.

“Policies” means all the Company's codes, rules, regulations, policies and procedures as published and amended by the Company from time to time, including but not limited to the Code of Conduct and Business Ethics.
“PRC” means the People’s Republic of China, for purpose of this Contract excluding the Hong Kong and Macao Special Administrative Regions and Taiwan.

"Prospective Customer" means any person with which the Company or any of its Affiliates had discussions during the Employment regarding the possible distribution, sale or supply of Restricted Services and with which during such period the Employee, or any employee who was under the direct or indirect supervision of the Employee, had material dealings in the course of his or her employment;
"Restricted Employee" means any person who was a director or employee of the Company or any of its Affiliates at any time during the Employment who by reason of that position, seniority and expertise or knowledge of Confidential Information or knowledge of or influence over the clients, customers or contacts of the Company or any of its Affiliates is likely to cause damage to the Company and any of its Affiliates if he were to leave the employment of the Company or relevant Affiliates and become employed by a Competitor of the Company or any of its Affiliates and with whom during such period the Employee had material dealings in the course of his employment;
"Restricted Services" means any products or services provided by the Company or any of its Affiliates, any other related services, and any business activities of the Company and/or any of its Affiliates with which the duties of the Employee were materially concerned or for which he was responsible during the Employment, including but not limited to within the PRC.
“Serious Dereliction of Duty” means any failure by the Employee to act in the best interests of the Company, comply with the Company's requirements, or other failure to satisfy the requirements of the job duties or this Contract.

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Shanghai Universal Information Technology Consulting Co., Ltd./Roger Chen
Employment Contract

SCHEDULE 2
PARTICULARS

GENERAL
Employee name	Roger Chen
Position / Job title	COO
Place of work	Shanghai
Supervisor/Reporting Line	Aman Bhutani
TERM OF EMPLOYMENT
Term	Six months
Commencement Date	3 January 2022
REMUNERATION
Basic Salary (RMB)

Annualized reference rate of USD$ 500,000 (Five hundred thousand US dollars) per annum which shall equate to a monthly salary of USD$ 41,666.67 (Forty-one thousand six hundred and sixty-six US dollars and sixty-seven cents) for the duration of the Term.

HOLIDAYS ENTITLEMENT
Number of working days' paid holiday in a calendar year	20 working days (in addition to Saturdays, Sundays (or if the Employee is required to work on Saturdays and/or Sundays, his designated day(s) off) and PRC public holidays).

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